Exhibit 2.1

State of Delaware Secretary of State Division of Corporations Delivered 09:36AM 02/01/2019 FILED 09:36 AM 02/01/2019 SR 20190658588 - File Number 7263894 STATE OF DELAWARE CERTIFICATE OF FORMATION OF LIMITED LIABILITY COMPANY The undersigned authorized person, desiring to form a limited liability company pursuant to the Limited Liability Company Act of the State of Deleware hereby certifies as follows: 1. The name of the limited liability company is Fundrise lncome eREIT 2019, LLC _______________________________________________________________ 2. The Registered Office of the limited liability company in the State of Deleware is located at 300 Deleware Ave Suite 210-A____________________________ (street), in the City of Wilmington_______________, Zip Code 19801________________.The name of the Registered Agent st such address upon whom process against this limited liability company may be served Is United States Corporation Agents, Inc. By: /s/ BENJAMIN MILLER Authorized Person Name: BENJAMIN MILLER Print or Type